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Exhibit 10.40

WIND RIVER SYSTEMS, INC.

VICE PRESIDENTS' SEVERANCE BENEFIT PLAN

Section 1. Introduction.

    The Wind River Systems, Inc. Vice Presidents' Severance Benefit Plan (the "Plan") was established effective May 16, 2001. The purpose of the Plan is to provide for the payment of severance benefits to certain eligible employees of Wind River Systems, Inc. (the "Company") or an affiliate of the Company whose employment with the Company or an affiliate of the Company is involuntarily terminated. This Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company or any affiliate of the Company other than the Wind River Systems, Inc. Severance Benefit Plan, the Wind River Systems, Inc. Directors' Severance Benefit Plan and the Wind River Systems, Inc. Senior Directors' Severance Benefit Plan and the Wind River Systems, Inc. Executive Officers' Change of Control Incentive and Severance Benefit Plan. This Plan document also is the Summary Plan Description for the Plan.

Section 2. Eligibility For Benefits.

    (a) General Rules. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

      (1) "Eligible Employees" for purposes of this Plan are all full-time and part-time regular hire employees of the Company and its affiliates (i) who are based in the United States, (ii) who are classified in a position at the level of vice president or above (excluding the Chairman of the Board and the Chief Executive Officer), (iii) whose employment is involuntarily terminated by the Company or an affiliate of the Company, and (iv) who are notified by the Company in writing that they are eligible for participation in this Plan. The determination as to whether an employee is an Eligible Employee shall be made by the Company, in its sole discretion, and such determination shall be binding and conclusive on all persons. For purposes of this Plan, part-time employees are those regular hire employees who are regularly scheduled to work more than twenty (20) hours per week but less than a full-time work schedule. Regular hire employees working twenty (20) hours per week or less and temporary employees are not eligible for severance benefits under the Plan. Notwithstanding the foregoing, an "Eligible Employee," as that term is defined in the Wind River Systems, Inc. Executive Officers' Change of Control Incentive and Severance Benefit Plan (the "Change of Control Plan") with respect to the Change of Control Plan's severance benefits, shall not be an Eligible Employee under this Plan, with the result that this Plan shall have no Eligible Employees for the period of twelve (12) months following a "Change of Control," as that term is defined in the Change of Control Plan.

      (2) In order to be eligible to receive benefits under the Plan, an Eligible Employee must remain on the job until his or her date of termination as scheduled by the Company.

      (3) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. The Company, in its sole discretion, may modify the form of the required release to comply with applicable state law. The Company, in its sole discretion, shall determine the form of the required release.

      (4) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a non-competition agreement, in such form as the Company, in its sole discretion, may prescribe.

    (b) Exceptions to Benefit Entitlement. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances, as determined by the Company in its sole discretion:

      (1) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her termination date, in which case such employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 3(c) below does not entirely eliminate benefits under this Plan.

      (2) The employee voluntarily terminates employment with the Company or an affiliate of the Company. Voluntary terminations include, but are not limited to, resignation, retirement or failure to return from a leave of absence on the scheduled date.

      (3) The employee voluntarily terminates employment with the Company or an affiliate of the Company in order to accept employment with another entity that is wholly or partly owned (directly or indirectly) by the Company or an affiliate of the Company.

      (4) The employee is involuntarily terminated for reasons related to job performance.

      (5) The employee is offered an identical or substantially equivalent or comparable position with the Company or an affiliate of the Company. For purposes of the foregoing, a "substantially equivalent or comparable position" is one that offers the employee the same level of responsibility and compensation.

      (6) The employee is offered immediate reemployment by a successor to the Company or by a purchaser of its assets, as the case may be, following a change in ownership of the Company or a sale of substantially all of the assets of a division or business unit of the Company. For purposes of the foregoing, "immediate reemployment" means that the employee's employment with the successor to the Company or the purchaser of its assets, as the case may be, results in uninterrupted employment such that the employee does not incur a lapse in pay as a result of the change in ownership of the Company or the sale of its assets.

      (7) The employee is rehired by the Company or an affiliate of the Company prior to the date benefits under the Plan are scheduled to commence.

Section 3. Amount Of Benefit.

    (a) Benefits under the Plan, if any, shall be provided to Eligible Employees described in Section 2 in the amount and in the manner provided in Appendix A, as such Appendix A may be revised by the Company, in its sole discretion, from time to time.

    (b) Notwithstanding the foregoing, the Company may, in its sole discretion, provide benefits in addition to those pursuant to Section 3(a) to Eligible Employees or employees who are not Eligible Employees ("Non-Eligible Employees") chosen by the Company, in its sole discretion, and the provision of any such benefits to an Eligible Employee or Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to "Eligible Employee" (with the exception of Section 3(a)) shall be deemed to refer to such Non-Eligible Employee.

    (c) Certain Reductions. Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be reduced by any severance benefits payable by the Company or an affiliate of the Company to such individual under any other policy, plan, program or arrangement, including, without limitation, a contract between the Eligible Employee and any entity, covering such individual. Furthermore, to the extent that any federal, state or local laws, including, without limitation, so-called "plant closing" laws, require the Company to give advance notice or make a payment of any kind to an Eligible Employee because of that Eligible Employee's involuntary termination due to a layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the benefits payable under this Plan shall either be reduced or eliminated. The benefits provided under this Plan are intended to satisfy any and all statutory obligations that may arise out of an Eligible Employee's involuntary termination of employment for the foregoing reasons, and the Plan Administrator shall so construe and implement the terms of the Plan.

Section 4. Time Of Payment And Form Of Benefit.

    The cash severance benefit under the Plan will be paid in a single sum within ten (10) days following the effective date of the release described in Section 2(a)(3); provided, however, that all such payments under the Plan will be subject to applicable withholding for federal, state and local taxes. If a terminating employee is indebted to the Company or an affiliate of the Company at his or her termination date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's termination date or prior to the effective date of the release described in Section 2(a)(3).

Section 5. Reemployment.

    (a) Repayment. In the event of an Eligible Employee's reemployment by the Company or an affiliate of the Company during the Severance Period, as defined below, such Eligible Employee will be required to repay to the Company a prorated portion of the cash severance pay received under Sections 3(a) and 3(b).

    (b) Definition of "Severance Period." "Severance Period," for purposes of this Plan, means the number of weeks in respect of which the amount of cash severance paid to the Eligible Employee under Sections 3(a) and 3(b) was calculated.

Section 6. Right To Interpret Plan; Amendment and Termination.

    (a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

    (b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending, terminating or extending the Plan shall be authorized by the Compensation Committee of the Company's Board of Directors, shall be in writing, and shall be executed by the Chief Executive Officer, President, Chief Financial Officer or Vice President of Human Resources of the Company.

Section 7. No Implied Employment Contract.

    The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

Section 8. Legal Construction.

    This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974 ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of California.

Section 9. Claims, Inquiries And Appeals.

    (a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator is:

Wind River Systems, Inc.
500 Wind River Way
Alameda, CA 94501

    (b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

    This written notice will be given to the employee within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

    This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

    (c) Request for a Review. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

Wind River Systems, Inc.
500 Wind River Way
Alameda, CA 94501

    A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

    (d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Subsection (d), the application will be deemed denied on review.

    (e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

    (f)  Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above, (ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 10(d) above).

Section 10. Basis Of Payments To And From Plan.

    All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

Section 11. Other Plan Information.

    (a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 94-2873391. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 563.

    (b) Ending Date for Plan's Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

    (c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501.

    (d) Plan Sponsor and Administrator. The "Plan Sponsor" and the "Plan Administrator" of the Plan is Wind River Systems, Inc., 500 Wind River Way, Alameda, CA 94501. The Plan Sponsor's and Plan Administrator's telephone number is (800) 545-9463. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

Section 12. Statement Of ERISA Rights.

    Participants in this Plan (which is a welfare benefit plan sponsored by Wind River Systems, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

    (a) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

    (b) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

    (c) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with one hundred (100) or more participants must file these annual reports.)

    In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

    No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

    Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within thirty (30) days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

    If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210.

Section 13. Execution.

    To record the adoption of the Plan as set forth herein, effective as of May 16, 2001, Wind River Systems, Inc. has caused its duly authorized officer to execute the same this 16th day of May, 2001.

WIND RIVER SYSTEMS, INC.
By:	/s/ Thomas St. Dennis Thomas St. Dennis President and Chief Executive Officer

For Employees Age 40 or Older
Individual Termination

Exhibit A

RELEASE AGREEMENT

    I understand and agree completely to the terms set forth in the Wind River Systems, Inc. Vice Presidents' Severance Benefit Plan (the "Plan").

    In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge Wind River Systems, Inc. (the "Company"), its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

    I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after I execute this Agreement; (b) I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days from the date I receive this Agreement to consider this Agreement (although I voluntarily may choose to execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement to revoke the Agreement; and (e) this Agreement shall not be effective until the later of (i) the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Agreement, and (ii) the date I return this Agreement, fully executed, to the Company.

    I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

EMPLOYEE
Name:
Date:

1

For Employees Age 40 or Older
Group Termination

Exhibit B

RELEASE AGREEMENT

    I understand and agree completely to the terms set forth in the Wind River Systems, Inc. Vice Presidents' Severance Benefit Plan (the "Plan").

    In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge Wind River Systems, Inc. (the "Company"), its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

    I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after I execute this Agreement; (b) I have the right to consult with an attorney prior to executing this Agreement; (c) I have forty-five (45) days from the date I receive this Agreement and the information specified in (f) below to consider this Agreement (although I voluntarily may choose to execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement to revoke the Agreement; and (e) this Agreement shall not be effective until the later of (i) the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Agreement, and (ii) the date I return this Agreement, fully executed, to the Company; and (f) I have received with this Agreement a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company and its affiliates in the same job classification or organizational unit who were not terminated.

    I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

EMPLOYEE
Name:

Date:

1

For Employees Under Age 40
Individual and Group Termination

Exhibit C

RELEASE AGREEMENT

    I understand and agree completely to the terms set forth in the Wind River Systems, Inc. Vice Presidents' Severance Benefit Plan (the "Plan").

    In consideration of benefits I will receive under the Plan, I hereby release, acquit and forever discharge Wind River Systems, Inc. (the "Company"), its parents and subsidiaries, and their respective officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the date I execute this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

    I acknowledge that to become effective, I must sign and return this Agreement to the Company so that it is received not later than fourteen (14) days following the date of my employment termination. I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company, its affiliates, and the entities and persons specified above.

EMPLOYEE
Name:
Date:

1

APPENDIX A

WIND RIVER SYSTEMS, INC. VICE PRESIDENTS' SEVERANCE BENEFIT PLAN

    Severance benefits provided to Eligible Employees under the Wind River Systems, Inc. Vice Presidents' Severance Benefit Plan (the "Plan") as of May 16, 2001 are as follows:

(a)
Lump Sum Cash Payment. Each Eligible Employee will receive a cash lump sum payment equal to fifty-two (52) weeks of Base Salary. For purposes of calculating the foregoing amount, "Base Salary" shall mean the Eligible Employee's base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's termination date. Notwithstanding the foregoing, for purposes of calculating Plan benefits for an Eligible Employee who is a field sales commission employee, "Base Salary" shall mean the target earnings at the rate in effect during the last regularly scheduled payroll period immediately preceding such Eligible Employee's termination date.

(b)
COBRA Continuation Coverage. Each Eligible Employee who is enrolled in a health, dental, or vision plan sponsored by the Company may be eligible to continue coverage under such health, dental or vision plan (or to convert to an individual policy), at the time of the Eligible Employee's termination of employment, under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Company will notify the Eligible Employee of any such right to continue such coverage at the time of termination pursuant to COBRA ("COBRA Continuation Coverage"). If COBRA Continuation Coverage is elected, the Company will pay the first twelve (12) months COBRA Continuation Coverage premium on behalf of the Eligible Employee, after which the Eligible Employee will be responsible for the remaining payment of premiums required under COBRA for the remainder of the period of COBRA Continuation Coverage. No provision of this Plan will affect the continuation coverage rules under COBRA. Therefore, the period during which an Eligible Employee may elect whether or not to continue the Company's group medical, dental or vision coverage under COBRA, the length of time during which COBRA Continuation Coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA will be applied in the same manner that such rules would apply in the absence of this Plan.

(c)
Other Employee Benefits. All non-health benefits (such as life insurance, disability insurance and 401(k) plan) will terminate as of the Eligible Employee's termination date (except to the extent that any conversion privilege is available under the applicable benefit plan).

(d)
Certain Reductions. The Company, in its sole discretion, shall have the authority to reduce severance benefits provided to Eligible Employees by any other severance benefits, pay in lieu of notice, or other similar benefits payable to Eligible Employees by the Company that become payable in connection with an Eligible Employee's termination of employment pursuant to (a) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the "WARN Act"), (b) a written employment or severance agreement with the Company, or (c) any Company policy or practice providing for an Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of his or her employment. The Company shall provide written notification to each Eligible Employee to whom such reductions apply. The Company's decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Company to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated.

1

    The foregoing severance benefits are subject to such change as the Company, pursuant to Section 3(a) of the Plan, may determine. Any such change in severance benefits shall be set forth in a revised version of this Appendix A.

Adopted: May 16, 2001

WIND RIVER SYSTEMS, INC.

By:	/s/ Thomas St. Dennis Thomas St. Dennis President and Chief Executive Officer

2

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  Exhibit 10.40
WIND RIVER SYSTEMS, INC. VICE PRESIDENTS' SEVERANCE BENEFIT PLAN
Exhibit A RELEASE AGREEMENT
Exhibit B RELEASE AGREEMENT
Exhibit C RELEASE AGREEMENT
APPENDIX A WIND RIVER SYSTEMS, INC. VICE PRESIDENTS' SEVERANCE BENEFIT PLAN